Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being directors and/or officers of General Electric Capital Services, Inc., a Delaware corporation (the "Corporation"), hereby constitutes and appoints Dennis D. Dammerman, James A. Parke, Joan C. Amble and Brian T. McAnaney and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign one or more Annual Reports for the Corporation's fiscal year ended December 31, 2002, on Form 10-K under the Securities Exchange Act of 1934, as amended, or such other form as such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Annual Report or Annual Reports shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations of the Securities and Exchange Commission adopted or issued pursuant thereto, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand this 6th day of March 2003.

/s/ Dennis D. Dammerman	/s/ James A. Parke
Dennis D. Dammerman,	James A. Parke,
Chairman of the Board	Vice Chairman and Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

/s/ Joan C. Amble
Joan C. Amble,
Vice President and Controller
(Principal Accounting Officer)

(Page 1 of 2)

/s/ David L. Calhoun	/s/ John H. Myers
David L. Calhoun,	John H. Myers,
Director	Director

/s/ James A. Colica	/s/ Michael A. Neal
James A. Colica,	Michael A. Neal,
Director	Director

/s/ Dennis D. Dammerman	/s/ David R. Nissen
Dennis D. Dammerman,	David R. Nissen,
Director	Director

/s/ Michael D. Fraizer	/s/ James A. Parke
Michael D. Fraizer,	James A. Parke,
Director	Director

/s/ Arthur H. Harper	/s/ Ronald R. Pressman
Arthur H. Harper,	Ronald R. Pressman,
Director	Director

/s/ Benjamin W. Heineman, Jr.	/s/ John M. Samuels
Benjamin W. Heineman, Jr.,	John M. Samuels,
Director	Director

/s/ Jeffrey R. Immelt	/s/ Keith S. Sherin
Jeffrey R. Immelt,	Keith S. Sherin,
Director	Director

/s/ Robert A. Jeffe	/s/ Robert C. Wright
Robert A. Jeffe,	Robert C. Wright,
Director	Director

A MAJORITY OF THE BOARD OF DIRECTORS

(Page 2 of 2)